EXHIBIT 10(a)


May 13, 1997

Mr. Richard Ginsburg
Guardian International, Inc.
3880 North 28th Terrace
Hollywood, FL 33020

     RE: Loan and Security Agreement dated as of November 16, 1994 (as from time to time amended, the "Credit Agreement") between Guardian International, Inc. ("Guardian") and Heller Financial, Inc. ("Heller")

Dear Richard:

     We refer to the above referenced Credit Agreement. Capitalized words and phrases not otherwise defined herein shall be used with the meanings given such term in the Credit Agreement.

     Notwithstanding any other provision of the Credit Agreement to the contrary, by our respective signatures below we each hereby agree until the first to occur of: (i) sixty (60) days from the date hereof; or (ii) the execution and delivery of an amended and restated credit agreement in form and substance satisfactory to Lender and Guardian evidencing Lender's increased commitment to make Loans upon terms previously communicated to Guardian by Lender, that Lender's Commitment to make Loans to Borrower during said period shall be increased from $7,000,000 to $8,000,000.

     If the foregoing is in accordance with your understanding please indicate your agreement by signing and dating a copy of the letter in the space provided below, and return a fully executed copy to my attention.

                                   Very Truly Yours,

                                   HELLER FINANCIAL, INC.
                                   By: \s\ Doug Barnard
                                       -------------------------
                                       Title: Vice President


Agreed this 13 day of May, 1997

GUARDIAN INTERNATIONAL, INC.

By: \s\ Richard Ginsburg
    ------------------------
    Title: President/CEO


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